                                                              Sub-Item 77Q 1 (e)

                                   CERTIFICATE

     The undersigned hereby certifies that she is the Secretary of Morgan Stanley Municipal Income Opportunities Trust II (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by the Trustees of the Trust on May 21, 2010 as provided in Section 8.3 of the Declaration of Trust of the Trust, said Amendment to take effect on June 1, 2010 and I do hereby further certify that such Amendment has not been amended and is on the date hereof in full force and effect.

     Dated this 21st day of May, 2010


                                        /s/ Mary E. Mullin
                                        ----------------------------------------
                                        Mary E. Mullin
                                        Secretary

                                                              Sub-Item 77Q 1 (e)

                                    AMENDMENT

Dated:           May 21, 2010
To be Effective: June 1, 2010

                                       TO

             MORGAN STANLEY MUNICIPAL INCOME OPPORTUNITIES TRUST II

                              DECLARATION OF TRUST

                                      DATED

                                  March 6, 1989

                                                              Sub-Item 77Q 1 (e)

             MORGAN STANLEY MUNICIPAL INCOME OPPORTUNITIES TRUST II

                      AMENDMENT TO THE DECLARATION OF TRUST

WHEREAS, Morgan Stanley Municipal Income Opportunities Trust II (the "Trust") was established by the Declaration of Trust dated March 6, 1989, as amended from time to time (the "Declaration"), under the laws of the Commonwealth of Massachusetts;

WHEREAS, Section 8.3 of the Declaration provides that the Trustees may amend the Declaration without the vote or consent of Shareholders to change the name of the Trust;

WHEREAS, the Trustees of the Trust have deemed it advisable to change the name of the Trust to "Invesco Municipal Income Opportunities Trust II";

WHEREAS, Section 8.3 of the Declaration further provides that the Trustees may amend the Declaration without the vote or consent of Shareholders for any purpose which does not adversely affect the rights of any Shareholder with respect to which the amendment is or purports to be applicable;

WHEREAS, the Trustees of the Trust have deemed it advisable to increase the maximum number of Trustees provided for under the Declaration;

WHEREAS, the Trustees of the Trust have deemed it advisable to change the resident agent of the Trust in the Commonwealth of Massachusetts; and

WHEREAS, the Trustees of the Trust have deemed it advisable to set forth the principal place of business of the Trust in the Declaration;

NOW, THEREFORE:

I. Section 1.1 of Article I of the Declaration is hereby amended so that such Section shall read in its entirety as follows:

     Section 1.1. Name. The name of the Trust created hereby is the Invesco Municipal Income Opportunities Trust II and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" whenever herein used) shall refer to the Trustees as Trustees, and not as individuals, or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust. Should the Trustees determine that the use of such name is not advisable, they may use such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name.

II. Subsection (n) of Section 1.2 of Article I of the Declaration is hereby amended so that such Subsection shall read in its entirety as follows:

     Section 1.2. Definitions...

     (n) "Trust" means the Invesco Municipal Income Opportunities Trust II.

                                                              Sub-Item 77Q 1 (e)

III. Section 2.1 of Article II of the Declaration is hereby amended so that such Section shall read in its entirety as follows:

     Section 2.1. Number of Trustees. The number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees, provided, however, that the number of Trustees shall in no event be less than three (3) nor more than seventeen (17). No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term unless the Trustee is specifically removed pursuant to Section 2.2 of this Article II at the time of decrease.

IV. Section 10.2 of Article X of the Declaration is hereby amended so that such Section shall read in its entirety as follows:

     Section 10.2. Resident Agent. CT Corporation System, 155 Federal Street, Ste. 700, Boston, Massachusetts 02110 is the resident agent of the Trust in the Commonwealth of Massachusetts.

V. Section 10.7 of Article X of the Declaration is hereby deleted in its entirety and replaced with the following:

     Section 10.7. Principal Place of Business. The principal place of business of the Trust shall be 1555 Peachtree Street, N.E., Atlanta, Georgia 30309, or such other location as the Trustees may designate from time to time.

VI. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

VII. The undersigned hereby certify that this instrument has been duly adopted in accordance with the provisions of the Declaration.

VIII. This amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

                                                              Sub-Item 77Q 1 (e)

IN WITNESS THEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 21st day of May, 2010.



/s/ Frank L. Bowman                                    /s/ Michael Bozic
----------------------------------------------------   -------------------------------------------------------
Frank L. Bowman, as Trustee, and not individually      Michael Bozic, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP                c/o Kramer Levin Naftalis & Frankel LLP
Counsel to the Independent Trustees                    Counsel to the Independent Trustees
1177 Avenue of the Americas New York, NY 10036         1177 Avenue of the Americas New York, NY 10036


/s/ Kathleen A. Dennis                                 /s/ Dr. Manuel H. Johnson
----------------------------------------------------   -------------------------------------------------------
Kathleen A. Dennis, as Trustee, and not individually   Dr. Manuel H. Johnson, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP                c/o Johnson Smick Group, Inc.
Counsel to the Independent Trustees                    888 16th Street, N.W., Suite 740
1177 Avenue of the Americas                            Washington, D.C. 20006
New York, NY 10036


/s/ James F. Higgins                                   /s/ Joseph J. Kearns
----------------------------------------------------   -------------------------------------------------------
James F. Higgins, as Trustee, and not individually     Joseph J. Kearns, as Trustee, and not individually
c/o Morgan Stanley Trust                               c/o Kearns & Associates LLC
Harborside Financial Center, Plaza Two                 PMB754, 23852 Pacific Coast Highway
Jersey City, NJ 07311                                  Malibu, CA 90265


/s/ Michael F. Klein                                   /s/ Michael E. Nugent
----------------------------------------------------   -------------------------------------------------------
Michael F. Klein, as Trustee, and not individually     Michael E. Nugent, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP                c/o Triumph Capital, L.P.
Counsel to the Independent Trustees                    445 Park Avenue
1177 Avenue of the Americas                            New York, NY 10022
New York, NY 10036


/s/ W. Allen Reed                                      /s/ Fergus Reid
----------------------------------------------------   -------------------------------------------------------
W. Allen Reed, as Trustee, and not individually        Fergus Reid, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP                c/o Lumelite Plastics Corporation
Counsel to the Independent Trustees                    85 Charles Colman Blvd.
1177 Avenue of the Americas                            Pawling, NY 12564
New York, NY 10036